UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     August 27, 2003

Digex, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	59-3582217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

000-26873

(Commission File Number)

14400 Sweitzer Lane

Laurel, MD 20707

(Address of principal executive offices)

(240) 264-2000

(Telephone Number)

ITEM 5.    OTHER EVENTS

On August 27, 2003, WorldCom, Inc. (“MCI”) and Digex, Inc. (“Digex”) announced that MCI had commenced a tender offer to purchase all of the outstanding shares of Class A Common Stock of Digex not already owned by MCI and its subsidiaries for $0.80 per share net to the seller in cash. See Exhibit 99.1 attached hereto for a copy of the joint press release issued by MCI and Digex.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The following exhibit is filed herewith:

Exhibit 99.1	Press Release dated August 27, 2003: “MCI Commences Tender Offer For Class A Common Stock of Digex, Incorporated”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 28, 2003

DIGEX, INCORPORATED (Registrant)

/s/ T. SCOTT ZIMMERMAN
T. Scott Zimmerman Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 27, 2003: “MCI Commences Tender Offer For Class A Common Stock of Digex, Incorporated”

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